                                                                       EXHIBIT 1

Exhibit 1 is amended by replacing such exhibit in its entirety with the following text:

Directors of Genzyme
--------------------

         Set forth below is the name, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted of each director of Genzyme. Unless otherwise indicated, each director is a citizen of the United States.

         Henri A. Termeer
         Chairman of the Board, President and Chief Executive Officer Genzyme Corporation
         One Kendall Square
         Cambridge, Massachusetts  02139
         Citizenship: The Netherlands

         Constantine E. Anagnostopoulos
         Managing General Partner
         Gateway Associates (venture capital limited partnership)
         800 Maryland Avenue, Suite 1190
         St. Louis, MO  63105

         Douglas A. Berthiaume
         President and Chief Executive Officer
         Waters Corporation (high technology manufacturer of products used for analysis and purification)
         34 Maple Street
         Milford, Massachusetts  01757

         Henry E. Blair
         President
         Dyax Corp. (bioseparation, pharmaceutical discovery and development company)
         One Kendall Square
         Building 600, 5th Floor
         Cambridge, Massachusetts  02139

         Robert J. Carpenter
         President and Chief Executive Officer
         VacTex, Inc. (biotechnology company)
         70 Walnut Street
         Wellesley, Massachusetts  02181

                                                             EXHIBIT 1 -- page 2

         Charles L. Cooney
         Professor of Chemical and Biochemical Engineering
         Massachusetts Institute of Technology
         25 Ames Street
         Building 66-Room 472
         Cambridge, Massachusetts  02139

         Henry R. Lewis
         35 Clover Street
         Belmont, Massachusetts  02178

Executive Officers of Genzyme
-----------------------------

         Set forth below is the name and present principal occupation of each of the executive officers of Genzyme. Unless otherwise indicated, each executive officer is a citizen of the United States and has as his principal business address One Kendall Square, Cambridge, Massachusetts 02139.

         Henri A. Termeer
         Chairman of the Board, President and Chief Executive Officer
         Citizenship: The Netherlands

         Russell J. Campanello
         Senior Vice President, Human Resources

         Earl M. Collier, Jr.
         Executive Vice President, Health Systems and Surgical Products

         Thomas J. DesRosier
         Senior Vice President, Chief Patent Counsel

         David D. Fleming
         Group Senior Vice President, Diagnostic Products and Genetics

         John V. Heffernan
         Senior Vice President

         David J. McLachlan
         Executive Vice President, Finance; Chief Financial Officer

         Richard A. Moscicki
         Senior Vice President, Clinical, Medical and Regulatory Affairs; Chief Medical Officer

         Alan E. Smith
         Senior Vice President, Research; Chief Scientific Officer
         Citizenship: United Kingdom

         G. Jan van Heek
         Executive Vice President, Therapeutics Division and Tissue Repair
         Citizenship: The Netherlands

                                                             EXHIBIT 1 -- page 3

         Peter Wirth
         Executive Vice President, Corporate Development and Molecular Oncology; Chief Legal Officer

         Michael S. Wyzga
         Senior Vice President, Corporate Controller and Chief Accounting
         Officer